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                               NONCOMPETITION AGREEMENT


    THIS NONCOMPETITION AGREEMENT (the "Agreement") is made effective and entered into as of June ____, 1997 between Thomas B. Blanton, an individual ("Stockholder"), and U S Liquids Inc., a Delaware corporation ("Liquids").


                                       RECITALS

    Liquids and Stockholder have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, pursuant to which three separate wholly-owned subsidiaries of Liquids will be merged into Mesa Processing, Inc. ("Mesa"), T&T Grease Service, Inc. ("T&T"), and Phoenix Fats & Oils, Inc. ("Phoenix"), each a Texas corporation wholly-owned by Stockholder (Mesa, T&T and Phoenix are hereinafter collectively referred to as the "Mesa Companies"). Pursuant to the Merger Agreement, each of the Mesa Companies will become a wholly-owned subsidiary of Liquids, and the Stockholder will receive shares of common stock of Liquids.

    Liquids desires to protect the businesses it is acquiring pursuant to the Merger Agreement by having Stockholder enter into this Agreement.

    Stockholder is required by the Merger Agreement to enter into this Agreement, and Stockholder is entering into this Agreement in order to satisfy this requirement.


    NOW, THEREFORE in consideration of the matters appearing in the above recitals and in consideration of the mutual promises and covenants set forth in this Agreement, Liquids and Stockholder hereby agree as follows:

    1.   NONCOMPETITION.

         (a) During the "Term" (as hereinafter defined), Stockholder shall not, directly or indirectly, anywhere in the "Protected Area" (as hereinafter defined), carry on or engage or participate in any activity substantially similar to or in competition with the "Business" (as hereinafter defined), so long as such Business is carried on by any of the Mesa Companies, by Liquids, or by any of Liquids' other subsidiaries, or by any person acquiring ownership of all or any material portion of the Business from Liquids (including any subsidiaries of Liquids) or any of the Mesa Companies, all of whom together with Liquids are sometimes collectively called the "Protected Entities."


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         (b)  During the Term, Stockholder will not, either on his own account or directly or indirectly in conjunction with or on behalf of any person, firm or company, employ, solicit or attempt to so employ or solicit any person who is then or has, within six (6) months prior thereto, been an officer, manager or employee of Liquids, any of the Mesa Companies or any of Liquids' other subsidiaries, regardless of whether such a person would commit a breach of his or her contract of employment, if any, by reason of leaving the service of Liquids, or of any of the Mesa Companies, or of any of Liquids' other subsidiaries.

         (c) It is the desire and intent of the parties that the provisions of this Section 1 shall be enforced to the fullest extent permissible under the laws and public policies of the State of Texas. Accordingly, to the extent that any provision hereunder or any portion thereof shall be adjudicated to be invalid or unenforceable, this Section 1 shall be reformed such that the restrictions imposed upon Stockholder are no greater than would otherwise be permissible under applicable law. Moreover, each provision of this Section 1 is intended to be severable, and in the event that any one or more of the provisions contained in this Section 1 shall for any reason be adjudicated to be invalid or unenforceable, the same shall not affect the validity or enforceability of any other provision of this Section 1, but this Section 1 shall be construed as if such invalid or unenforceable provision had not been contained herein.

         (d) Notwithstanding the foregoing, the parties hereto acknowledge that it shall not constitute a violation of this Section 1 if Stockholder at any time shall become an officer, director, employee, agent or consultant of any of the Mesa Companies, of Liquids or of any of Liquids' other subsidiaries, or shall own no more than five percent (5%) of the common stock of a publicly traded company or any of its publicly traded debt or preferred stock.

         (e) The term "Business" shall mean (i) the processing and disposal of nonhazardous liquids wastes including, without limitation, grease trap wastes from restaurants and other food manufacturing and preparation facilities, grit trap waste from car washes, Class I and Class II nonhazardous liquids and other nonhazardous industrial and municipal wastewater and/or (ii) the sale of fats and oils produced from the processing of any such nonhazardous liquid wastes. The Protected Area shall be all of the State of Texas.

         (f) The phrase "carry on or engage or participate in any business substantially similar to or in competition with the Business" shall include Stockholder doing any of the


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    following-listed acts, directly or indirectly, by himself or through any other person or entity:

              (i) carrying on, engaging in, or participating in any such activity as a principal, director, officer, agent, broker, advisor, employee, independent contractor, manager, consultant, partner (general or limited), holder of an equity security, or otherwise;

              (ii) as agent or principal carrying on or engaging in any activities or negotiations with respect to the acquisition or the disposition of any such activity;

              (iii) lending credit or money for the purpose of establishing, operating, or maintaining any such activity;

              (iv) rendering material assistance to any other person, firm, association or corporation engaging in any such activity; or

              (v) lending or consenting to the use of his name or reputation to be used in any such activity.

provided that the foregoing shall not include or prohibit the sale or purchase, or the brokering for sale or purchase, of fats or oils processed by parties
unrelated to Stockholder.    Without limiting the foregoing, it shall not be
relevant whether any of the foregoing actions were taken for profit or other consideration.

         (g) "Term" shall mean that period commencing with the date hereof and ending five (5) years later; provided, however, that the duration of the Term shall be extended by and for the duration of any period during which Stockholder is in violation of this Section 1.


    2. CONFIDENTIAL INFORMATION. Stockholder covenants and agrees that he will not, during the term of this Agreement and thereafter, without the prior written consent of Liquids, unless in the reasonable exercise of Stockholder's duties as a director, officer or employee of Liquids or its affiliates or as may be required by law or court order, divulge to any third party or use for his own benefit, or for any purpose other than the exclusive benefit of Liquids, any confidential information concerning the business and affairs of any of the Mesa Companies, of Liquids or of any of Liquids' other subsidiaries, regardless of whether such information was obtained by him by virtue of his earlier association in any capacity with any of the Mesa Companies. As used herein, "confidential information" shall include but not be limited to the products, processes, services, marketing and customer information of any of the Mesa Companies, Liquids and


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Liquids' other subsidiaries, it being the intent hereof that Stockholder shall not divulge or use any information which is unpublished or not readily available to the general public. In addition, Stockholder shall only be permitted to divulge or use information that is available to the general public if it became available to the general public other than as a result of the acts or omissions of Stockholder. Upon execution and delivery of this Agreement, Stockholder shall provide Liquids with all information, data, records, advertising and other materials relating to the Business, and all copies or reproductions thereof, in his possession or under his control.


    3.   INJUNCTIVE RELIEF AND DAMAGES.

         (a) Stockholder acknowledges and agrees that, in the event of a prospective or actual breach of the provisions of Sections 1 and/or 2 of this Agreement by Stockholder, damages may not be an adequate remedy to compensate the Protected Entities for the loss of goodwill and other harm to the business of the Protected Entities.

         (b) In the event of an actual breach of the provisions of Sections 1 and/or 2 of this Agreement by Stockholder, the parties agree that any Protected Entity may be entitled, if it so elects, to a temporary restraining order and to temporary and permanent injunctive relief to prevent or terminate such anticipated or actual breach. In addition, each Protected Entity shall be entitled to such damages as it can establish that it sustained by reason of such actual breach.

         (c) A Protected Entity shall have the right to inform any entity described in Section 1 of this Agreement, and the principals thereof, and any other third party: (i) that the Protected Entity reasonably believes it or them to be, or to be contemplating, participating with Stockholder or receiving from Stockholder assistance in violation of the terms of Section 1 of this Agreement;(ii) of the nature of the rights of the Protected Entity hereunder; and (iii) that participation by any such entity or persons with Stockholder in activities in violation of Section 1 of this Agreement may give rise to claims by the Protected Entity against such entity or persons.


    4. INDEPENDENT COVENANTS. The covenants of Stockholder under this Agreement shall be construed as and shall be independent of the covenants, representations, warranties and obligations of Liquids under the Merger Agreement, and accordingly any default by Liquids with respect to any such representation, warranty, covenant or obligation shall not constitute an excuse for Stockholder failing to perform under this Agreement.


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    5.   MISCELLANEOUS.

         (a) GOVERNING LAW, CHOICE OF FORUM AND CONSENT TO SERVICE OF PROCESS AND JURISDICTION. Any suit, action or proceeding against the Stockholder with respect to this Agreement shall be brought exclusively in courts of competent subject matter jurisdiction sitting in the State of Texas, County of Harris. Stockholder hereby irrevocably waives any objections which he may now or hereafter have to the jurisdiction or venue of any suit, action or proceeding, arising out of or relating to this Agreement brought in such courts, and hereby further irrevocably waives any claim that such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         (b) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto in reference to the subject matter hereof and in reference to any of the matters or things herein provided for or hereinabove discussed or mentioned in reference to such subject matter; all prior agreements, promises, representations and understandings relative to such subject matter are superseded by this Agreement.

         (c) ASSIGNABILITY. Neither this Agreement nor any of the rights, obligations or benefits hereof, shall be assignable by any party hereto. Except as expressly provided herein, this Agreement shall not be construed to confer upon or give to any person, other than the parties hereto, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof.

         (d) AMENDMENTS; WAIVERS. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

         (e) HEADINGS AND TERMS. All headings in this Agreement are for convenience of reference only and shall not affect the


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    meaning of any provision hereof.  The term "person" shall include reference to an individual or a legal entity.

         (f) ATTORNEYS' FEES. Should either party hereto retain counsel for the purpose of enforcing or preventing the breach of any provision hereof including, but not limited to, by instituting any action or proceeding to enforce any provision hereof or to enjoin the breach of any provision of this Agreement, or for a declaration of such party's rights or obligations under this Agreement, or for any other judicial remedy, then the successful or prevailing party shall be entitled, in addition to any other relief as to which such party may be entitled, to be reimbursed by the other party for all costs and expenses incurred thereby including, without limitation, fees and expenses of attorneys and expert witnesses, including costs of appeal (whether or not taxable as such).

         (g) SURVIVAL. All covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (h) REASONABLE RESTRAINTS. Stockholder agrees that the covenants set forth in Sections 1 and 2 of this Agreement are reasonable in light of the activities and business of the Mesa Companies, Liquids and Liquids' other subsidiaries.



                              [Intentionally left blank]


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    IN WITNESS WHEREOF, Stockholder has executed this Agreement and Liquids has caused this Agreement to be duly executed by its authorized officer as of the day and year first above written.


"LIQUIDS":                   U S LIQUIDS INC.,
                             a Delaware corporation


                        By:  /s/ W. Gregory Orr
                           -------------------------------------
                             W. Gregory Orr


                             /s/ Thomas B. Blanton
"STOCKHOLDER":               -----------------------------------
                             Thomas B. Blanton